================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           --------------------------



                                   FORM 8-K/A

                                 CURRENT REPORT

                                 AMENDMENT NO. 2

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 7, 1999

                           --------------------------

                          ORBITAL SCIENCES CORPORATION

       DELAWARE                   0-18287                    06-1209561
(State of incorporation)  (Commission File Number)   (I.R.S. Employer I.D. No.)

                            21700 ATLANTIC BOULEVARD
                             DULLES, VIRGINIA 20166
                                 (703) 406-5000
                          (Address and telephone number
                         of principal executive offices)

================================================================================

EXPLANATORY NOTE:

       Orbital Sciences Corporation ("Orbital") hereby amends and restates in its entirety Item 7 of Orbital's Current Report on Form 8-K dated May 7, 1999 and filed with the Securities and Exchange Commission on May 24, 1999 as follows:

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a)   Financial Statements of Business Acquired (filed herewith)

            (i) Combined Financial Statements of Robotics Division of Spar Aerospace Limited and Spar Operations & Engineering Corporation, together with Independent Auditors' Report, as of December 31, 1998 and 1997 and for each of the years in the two-year period ended December 31, 1998; and

      (b)   Pro Forma Financial Information (filed herewith)

            (i)    As of and for the three-month period ended March 31, 1999;
                   and

            (ii)   For the year ended December 31, 1998.

      (c) Exhibits. The following exhibits were previously filed as part of this report:

            10.1 Asset Acquisition Agreement dated as of March 18, 1999 between MacDonald Dettwiler and Associates Ltd ("MDA") and Spar Aerospace Limited ("Spar").

            10.2 Promissory Note dated May 7, 1999 from MacDonald, Dettwiler Space and Advanced Robotics Ltd. in favor of Spar.

            10.3 Guaranty dated May 7, 1999 from Orbital Sciences Corporation and MDA in favor of Spar.

            The following exhibit is filed herewith:

            23.2   Consent of Ernst & Young, LLP

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         ORBITAL SCIENCES CORPORATION

Date:  July 21, 1999                     By:   /s/  Jeffrey V. Pirone
                                         ----------------------------------
                                            Jeffrey V. Pirone
                                            Executive Vice President and
                                               Chief Financial Officer

                           COMBINED FINANCIAL STATEMENTS

                           ROBOTICS DIVISION OF SPAR
                           AEROSPACE LIMITED AND
                           SPAR OPERATIONS &
                           ENGINEERING
                           CORPORATION
                           [a wholly-owned subsidiary of Spar Aerospace Limited]

                           DECEMBER 31, 1998 AND 1997

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Orbital Sciences Corporation

We have audited the accompanying combined balance sheets of the ROBOTICS DIVISION OF SPAR AEROSPACE LIMITED AND SPAR OPERATIONS & ENGINEERING CORPORATION [a wholly-owned subsidiary of Spar Aerospace Limited] [collectively, the "Division"] as of December 31, 1998 and 1997 and the related combined statements of income and net investment by Spar Aerospace Limited and cash flows for the years then ended. These financial statements are the responsibility of the management of Spar Aerospace Limited and the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Division as of December 31, 1998 and 1997 and the combined results of its operations and its combined statements of cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

As disclosed in note 1 to the combined financial statements, the Robotics Division is a component of Spar Aerospace Limited and has no separate legal status or existence. Transactions with other divisions and affiliates of Spar Aerospace Limited are described in note 9 to the combined financial statements.

Toronto, Canada,
June 25, 1999.                                            Ernst & Young, LLP

                                                          Chartered Accountants

ROBOTICS DIVISION OF SPAR AEROSPACE LIMITED
AND SPAR OPERATIONS & ENGINEERING CORPORATION
[a wholly-owned subsidiary of Spar Aerospace Limited]

                             COMBINED BALANCE SHEETS
                      [See basis of presentation - note 1]


As of December 31

                                                                       1998               1997
                                                                    $                    $
----------------------------------------------------------------------------------------------
                                                                          [Cdn. $000's]
ASSETS
CURRENT
Cash                                                                     --                187
Accounts receivable [notes 3 and 11]                                 38,437             24,443
Work-in-process                                                         336                158
Prepaid expenses                                                        259                299
----------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                                 39,032             25,087
----------------------------------------------------------------------------------------------
Capital assets, net [note 4]                                          8,750              6,507
Investment in Radarsat International Inc.                              (298)              (298)
----------------------------------------------------------------------------------------------
                                                                     47,484             31,296
==============================================================================================

LIABILITIES AND NET INVESTMENT BY
  SPAR AEROSPACE LIMITED
CURRENT
Overdraft                                                                47                 --
Accounts payable                                                     10,921              4,484
Accrued liabilities                                                   5,520              6,437
Customer advance payments and unearned revenue                       20,166              2,899
Warranty provision and other                                          3,058              1,300
Deferred income taxes [note 6]                                          240              2,174
----------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                            39,952             17,294
----------------------------------------------------------------------------------------------
Long-term liabilities [note 5]                                       19,500             34,500
----------------------------------------------------------------------------------------------
Commitments and contingencies [note 8]

NET INVESTMENT BY SPAR AEROSPACE LIMITED [note 7]                   (11,968)           (20,498)
----------------------------------------------------------------------------------------------
                                                                     47,484             31,296
==============================================================================================

See accompanying notes

ROBOTICS DIVISION OF SPAR AEROSPACE LIMITED
AND SPAR OPERATIONS & ENGINEERING CORPORATION
[a wholly-owned subsidiary of Spar Aerospace Limited]

                COMBINED STATEMENTS OF INCOME AND NET INVESTMENT
                            BY SPAR AEROSPACE LIMITED

Years ended December 31

                                                                             1998                   1997
                                                                               $                      $
--------------------------------------------------------------------------------------------------------
                                                                                   [Cdn. $000's]
REVENUES [notes 9 and 11]                                                 128,036                106,572
Cost of revenues [notes 8 and 10]                                         102,532                 76,196
--------------------------------------------------------------------------------------------------------
                                                                           25,504                 30,376
--------------------------------------------------------------------------------------------------------

EXPENSES
Administrative and selling [note 9]                                         7,818                 10,547
Research and development costs [note 10]                                    1,920                  3,164
Depreciation                                                                2,388                  2,242
Restructuring recovery [note 5]                                           (13,000)                    --
Other                                                                           9                     --
--------------------------------------------------------------------------------------------------------
                                                                             (865)                15,953
--------------------------------------------------------------------------------------------------------
Income before the following                                                26,369                 14,423
--------------------------------------------------------------------------------------------------------
Interest and other income                                                       2                     --
Foreign exchange gain (loss)                                                    6                     (4)
--------------------------------------------------------------------------------------------------------
Income before income taxes                                                 26,377                 14,419
Provision for income taxes [note 6]                                         4,550                  4,948
--------------------------------------------------------------------------------------------------------
NET INCOME FOR THE YEAR                                                    21,827                  9,471

Net investment by Spar Aerospace Limited, beginning of year               (20,498)               (13,660)
Additional investment by Spar Aerospace Limited                           (13,297)               (16,309)
--------------------------------------------------------------------------------------------------------
NET INVESTMENT BY SPAR AEROSPACE LIMITED, END OF YEAR                     (11,968)               (20,498)
========================================================================================================

See accompanying notes

ROBOTICS DIVISION OF SPAR AEROSPACE LIMITED
AND SPAR OPERATIONS & ENGINEERING CORPORATION
[a wholly-owned subsidiary of Spar Aerospace Limited]

                        COMBINED STATEMENTS OF CASH FLOWS

Years ended December 31

                                                                            1998                    1997
                                                                              $                       $
--------------------------------------------------------------------------------------------------------
                                                                                  [Cdn. $000's]
OPERATING ACTIVITIES
Net income for the year                                                   21,827                   9,471
Add (deduct) items not involving cash
  Depreciation                                                             2,388                   2,242
  Deferred income taxes                                                   (1,934)                   (174)
  Restructuring recovery                                                 (13,000)                    --
--------------------------------------------------------------------------------------------------------
                                                                           9,281                  11,539
Net change in non-cash working capital balances [note 13]                 10,413                   6,530
--------------------------------------------------------------------------------------------------------
CASH PROVIDED BY OPERATING ACTIVITIES                                     19,694                  18,069
--------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Purchase of capital assets                                                (4,631)                 (2,036)
Increase in investment in Radarsat International Inc.                        --                      405
--------------------------------------------------------------------------------------------------------
CASH USED IN INVESTING ACTIVITIES                                         (4,631)                 (1,631)
--------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
Investment by Spar Aerospace Limited                                     (13,297)                (16,309)
Decrease in long-term liabilities                                         (2,000)                   (500)
--------------------------------------------------------------------------------------------------------
CASH USED IN FINANCING ACTIVITIES                                        (15,297)                (16,809)
--------------------------------------------------------------------------------------------------------

NET DECREASE IN CASH DURING THE YEAR                                        (234)                   (371)
Cash, beginning of year                                                      187                     558
--------------------------------------------------------------------------------------------------------
CASH (OVERDRAFT), END OF YEAR                                                (47)                    187
========================================================================================================

See accompanying notes

ROBOTICS DIVISION OF SPAR AEROSPACE LIMITED
AND SPAR OPERATIONS & ENGINEERING CORPORATION
[a wholly-owned subsidiary of Spar Aerospace Limited]

                     NOTES TO COMBINED FINANCIAL STATEMENTS
               [Tabular amounts in thousands of Canadian dollars]

December 31, 1998 and 1997


1. BASIS OF PRESENTATION

[a] The Robotics Division of Spar Aerospace Limited and Spar Operations & Engineering Corporation carry on the business of the design, assembly, manufacture, marketing and support of robotic systems for space and entertainment applications.

[b] The accompanying financial statements combine the accounts of the Robotics Division of Spar Aerospace Limited and Spar Operations & Engineering Corporation [a wholly-owned subsidiary of Spar Aerospace Limited] [collectively, the "Division"] and have been prepared by management in accordance with accounting principles generally accepted in the United States ["U.S. GAAP"] for purposes of the acquisition described in note 14. All significant inter-company transactions and balances have been eliminated upon combination. Certain expenses which were previously incurred by Spar Aerospace Limited on behalf of the Division have been reflected in these combined financial statements as if the Division had been a separate legal entity [note 9].

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

Revenue is accrued using the percentage-of-completion method relative to total costs incurred as the work is performed. A provision is made for the total anticipated loss when the estimate of total costs on a contract indicates a loss. Revisions to cost and profit estimates during the course of the work are reflected in the period in which the need for the revisions becomes known. Some contracts contain incentive and/or penalty provisions based on performance relative to established targets. Such awards or penalties are included in revenues or cost estimates when amounts can be reasonably determined.

Provisions for potential warranty claims are provided for at the time revenues are recognized based on warranty terms and claims experience.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs are expensed as incurred.

ROBOTICS DIVISION OF SPAR AEROSPACE LIMITED
AND SPAR OPERATIONS & ENGINEERING CORPORATION
[a wholly-owned subsidiary of Spar Aerospace Limited]

                     NOTES TO COMBINED FINANCIAL STATEMENTS
               [Tabular amounts in thousands of Canadian dollars]

December 31, 1998 and 1997


WORK-IN-PROCESS

Work-in-process is valued at the lower of cost of components, purchased parts, direct labour plus an applicable share of overhead expenses properly chargeable to production or net realizable value.

CAPITAL ASSETS

Capital assets are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method to amortize the cost of the assets over their estimated useful lives as follows:

Leasehold improvements                over term of the lease
Machinery and equipment               10% - 33 1/3%
Computer equipment                    33 1/3%

INVESTMENT IN RADARSAT INTERNATIONAL INC.

The Division exercises significant influence but not control of its investment in Radarsat International Inc. ["Radarsat"] and therefore accounts for its investment using the equity method of accounting. Losses from operations have been recorded as a reduction to the investment. As of December 31, 1998 Spar Aerospace Limited has provided a guarantee for bank indebtedness of $298,000 [1997 - $298,000].

INCOME TAXES

The Division accounts for income taxes by the liability method under SFAS 109. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

The Robotics Division of Spar Aerospace Limited's operations are included in Spar Aerospace Limited's income tax return. Spar Aerospace Limited's income tax provision has been allocated to the Robotics Division as if the Robotics Division filed separate income tax returns. As there has been no formal tax sharing arrangement between Spar Aerospace Limited and the Robotics Division, the Division's current income tax liability has been reflected as an adjustment to net investment by Spar Aerospace Limited. Spar Operations and Engineering Corporation's current income tax liability has been reflected as income taxes payable.

EMPLOYEES' POST RETIREMENT COSTS AND OBLIGATIONS

Employees of the Division are members of various defined benefit pension plans. Pension costs are recognized on an as funded basis.

ROBOTICS DIVISION OF SPAR AEROSPACE LIMITED
AND SPAR OPERATIONS & ENGINEERING CORPORATION
[a wholly-owned subsidiary of Spar Aerospace Limited]

                     NOTES TO COMBINED FINANCIAL STATEMENTS
               [Tabular amounts in thousands of Canadian dollars]

December 31, 1998 and 1997


The Division provides certain health care, dental care and life insurance benefits to eligible retirees and their dependents pursuant to such plans materialized by Spar Aerospace Limited. The cost of providing these benefits is expensed as incurred.

FOREIGN CURRENCY EXCHANGE

Transactions denominated in foreign currencies are translated into Canadian dollars at the approximate prevailing rate at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated at rates prevailing at the period end and the resulting foreign exchange gains and losses are recorded in income in the period incurred. Non-monetary assets and liabilities and related revenue and expense items are translated at historical rates in the period incurred.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash, accounts receivable, overdraft and accounts payable and accrued liabilities reported in the combined balance sheets approximate their fair value given the relatively short periods to maturity of these instruments.

USE OF ESTIMATES

The preparation of these combined financial statements requires management's best estimates related to events whose outcome will not be fully resolved until future periods. The Division's revenues are derived primarily from long-term fixed price contracts, some of which are subject to significant technology risk. The preparation of these combined financial statements is based on management's estimates of revenues and the costs required to complete the projects. These estimates are subject to periodic adjustment and these adjustments could have a material impact on income. Revenues under such contracts may include incentive payments for specialized performance and costs may include performance-related penalties.

ROBOTICS DIVISION OF SPAR AEROSPACE LIMITED
AND SPAR OPERATIONS & ENGINEERING CORPORATION
[a wholly-owned subsidiary of Spar Aerospace Limited]

                     NOTES TO COMBINED FINANCIAL STATEMENTS
               [Tabular amounts in thousands of Canadian dollars]

December 31, 1998 and 1997


PENDING ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board ["FASB"] has issued SFAS 133 "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 was initially to be effective for financial statements for fiscal years beginning after June 15, 1999. On May 19, 1999, FASB voted to delay the effective date of SFAS 133 by one year. SFAS 133 is expected to have no impact on the Division.

3. ACCOUNTS RECEIVABLE

Accounts receivable consist of the following:

                                                                       1998             1997
                                                                         $                $
--------------------------------------------------------------------------------------------
Trade receivables, net                                               21,371           12,313
Customer holdbacks                                                    1,416            2,872
Contract costs and profit margin in excess of billings               15,650            9,258
--------------------------------------------------------------------------------------------
                                                                     38,437           24,443
============================================================================================

The allowance for doubtful accounts was nil in 1998 and 1997.

Customer holdbacks amounting to $1,046,000 as of December 31, 1998 [1997 - $2,169,000] are anticipated to be received in 1999 through 2005 [1997 - 1998 through 2005].

ROBOTICS DIVISION OF SPAR AEROSPACE LIMITED
AND SPAR OPERATIONS & ENGINEERING CORPORATION
[a wholly-owned subsidiary of Spar Aerospace Limited]

                     NOTES TO COMBINED FINANCIAL STATEMENTS
               [Tabular amounts in thousands of Canadian dollars]

December 31, 1998 and 1997


4. CAPITAL ASSETS

Capital assets consist of the following:

                                                               1998
                                           -----------------------------------------------
                                                                                      NET
                                                               ACCUMULATED           BOOK
                                              COST            DEPRECIATION           VALUE
                                                $                   $                  $
------------------------------------------------------------------------------------------
Leasehold improvements                       6,081                4,218              1,863
Machinery and equipment                     13,867               11,775              2,092
Computer equipment                          20,798               16,003              4,795
------------------------------------------------------------------------------------------
                                            40,746               31,996              8,750
==========================================================================================
                                                               1997
                                           -----------------------------------------------
                                                                                   NET
                                                            ACCUMULATED           BOOK
                                           COST            DEPRECIATION           VALUE
                                             $                   $                  $
------------------------------------------------------------------------------------------

Leasehold improvements                       5,720                3,550              2,170
Machinery and equipment                     13,630               11,411              2,219
Computer equipment                          16,765               14,647              2,118
------------------------------------------------------------------------------------------
                                            36,115               29,608              6,507
==========================================================================================

5. LONG-TERM LIABILITIES

In 1996, the Division recorded a $35,000,000 provision for future committed costs of excess space at the Division's leased facility in Brampton, Ontario, of which $32,500,000 was classified as a non-current liability.

In 1998, the Division recorded a $13,000,000 recovery representing a partial recovery of the $35,000,000 restructuring provision recorded in 1996 for estimated future committed costs of excess space at the Division's leased facility in Brampton, Ontario. The recovery is due to the configuration of the Division's Robotics business which requires more workspace than previously estimated.

ROBOTICS DIVISION OF SPAR AEROSPACE LIMITED
AND SPAR OPERATIONS & ENGINEERING CORPORATION
[a wholly-owned subsidiary of Spar Aerospace Limited]

                     NOTES TO COMBINED FINANCIAL STATEMENTS
               [Tabular amounts in thousands of Canadian dollars]

December 31, 1998 and 1997


6. INCOME TAXES

For the years ended December 31, 1998 and 1997, the Division has computed its income taxes in accordance with the provisions of SFAS 109 as if it had been operating as a stand-alone entity. The significant components of the provision for income taxes include the following:

                                                                     1998             1997
                                                                       $                $
------------------------------------------------------------------------------------------
Current                                                             6,484            5,122
Deferred (reduction)                                               (1,934)            (174)
------------------------------------------------------------------------------------------
Provision for income taxes                                          4,550            4,948
==========================================================================================

Income taxes differ from the amounts computed by applying the Canadian federal and provincial income tax rate of 45% to income before income taxes as a result of the following:

                                                                     1998             1997
                                                                      $                 $
------------------------------------------------------------------------------------------

Income taxes at Canadian statutory income tax rate of 45%          11,870            6,489
Manufacturing and processing deduction                             (1,325)          (1,398)
Permanent differences                                              (5,995)            (143)
------------------------------------------------------------------------------------------
Provision for income taxes                                          4,550            4,948
==========================================================================================

The tax effects of temporary differences that give rise to significant components of the deferred tax assets and liabilities include the following:

                                                                    1998              1997
                                                                      $                 $
------------------------------------------------------------------------------------------

Deferred tax assets:
  Non-deductible provisions                                        1,346               383
  Deferred revenue on long-term contracts                            245                --
Deferred tax liabilities:
  Deferred revenue on long-term contracts                             --            (1,070)
  Investment tax credits                                          (1,244)           (1,008)
  Capital assets                                                    (587)             (479)
------------------------------------------------------------------------------------------
Net deferred tax liability                                          (240)           (2,174)
==========================================================================================

ROBOTICS DIVISION OF SPAR AEROSPACE LIMITED
AND SPAR OPERATIONS & ENGINEERING CORPORATION
[a wholly-owned subsidiary of Spar Aerospace Limited]

                     NOTES TO COMBINED FINANCIAL STATEMENTS
               [Tabular amounts in thousands of Canadian dollars]

December 31, 1998 and 1997


7. NET INVESTMENT BY SPAR AEROSPACE LIMITED

Because the Division's operations are conducted as a division of Spar Aerospace Limited, and not as a distinct legal entity, there are no capital accounts for the Division. The Division's operations are funded out of operating cash flows and by Spar Aerospace Limited. Operating cash flows and funds provided by Spar Aerospace Limited are reflected in the net investment by Spar Aerospace Limited account. Funds provided by Spar Aerospace Limited represent a significant source of funding which, if the Division had been a stand-alone entity, would have been financed at fair market rates of interest. No interest expense has been charged by Spar Aerospace Limited and, accordingly, the accompanying combined financial statements do not reflect interest expense that would otherwise be incurred if the Division had borrowed money as a stand-alone entity.

Transactions and other charges and credits between the Division and Spar Aerospace Limited are described in note 9.

8. COMMITMENTS AND CONTINGENCIES

[a] CONTINGENT LIABILITY

In prior years, the Division received assistance under the Government of Canada's former Defense Industry Productivity Program. As a result, revenue - based royalties may be repayable in future years. The repayment is program specific and is calculated based on 1 - 2% of revenues over the first ten years the Division generates sales. No amounts have been paid to date. As of December 31, 1998 and 1997, no amount has been accrued.

ROBOTICS DIVISION OF SPAR AEROSPACE LIMITED
AND SPAR OPERATIONS & ENGINEERING CORPORATION
[a wholly-owned subsidiary of Spar Aerospace Limited]

                     NOTES TO COMBINED FINANCIAL STATEMENTS
               [Tabular amounts in thousands of Canadian dollars]

December 31, 1998 and 1997


[b] LEASE COMMITMENTS

The future minimum annual lease payments under operating leases are as follows:

                                                                      $
------------------------------------------------------------------------
1999                                                               3,798
2000                                                               3,890
2001                                                               3,890
2002                                                               3,890
2003                                                               3,890
Thereafter                                                        31,296
------------------------------------------------------------------------
                                                                  50,654
========================================================================

9. RELATED PARTY TRANSACTIONS

The Division provides certain administrative services and information support systems to the corporate office and other divisions and affiliates of Spar Aerospace Limited. Administrative and selling expenses are net of recoveries in the amount of $1,428,000 [1997 - $2,299,022] and cost of revenues include reserves in the amount of $3,792,000 [1997 - $3,979,000] from Spar Aerospace Limited for such services. The corporate office and other divisions and affiliates of Spar Aerospace Limited incur on behalf of its business units certain costs for insurance, legal and other services. The amount allocated to the Division and included in administrative and selling expenses amounted to $900,000 [1997 - $850,000]. These transactions have been recorded at their exchange amounts.

The Division also uses engineering services provided by Spar Aerospace Limited's Space Systems and Products Division. Costs in the amount of $28,649,000 [1997 - $19,192,000] relating to these services are included in cost of revenues and are based on cost plus 5% mark-up for general and administrative costs plus a 4% to 12% fee. These transactions have been recorded at their exchange amounts.

Division management believes that the methodologies used to allocate and charge intercompany costs to the Division are reasonable.

No interest expense has been charged by Spar Aerospace Limited on its net investment and accordingly the accompanying combined financial statements do not reflect interest expense that would otherwise be incurred if the Division had borrowed money as a stand-alone entity.

10. INVESTMENT TAX CREDITS

Investment tax credits earned during the year have been applied to reduce the cost of revenues by $3,000,000 [1997 - $1,900,000] and research and development costs by $3,000,000 [1997 - $1,900,000].

ROBOTICS DIVISION OF SPAR AEROSPACE LIMITED
AND SPAR OPERATIONS & ENGINEERING CORPORATION
[a wholly-owned subsidiary of Spar Aerospace Limited]

                     NOTES TO COMBINED FINANCIAL STATEMENTS
               [Tabular amounts in thousands of Canadian dollars]

December 31, 1998 and 1997


11. REVENUE AND ACCOUNTS RECEIVABLE RISK
    CONCENTRATION

The Division derived 84% of its revenue for 1998 and 1997, directly or indirectly from contracts with the Canadian government.

The Division has 31% and 61% receivable from one significant customers as of December 31, 1998 and 1997, respectively.

12. GEOGRAPHIC SALES INFORMATION

The table below provides information pertaining to the Division's revenues by geographic area:

                                                       1998                1997
                                                         $                   $
-------------------------------------------------------------------------------
REVENUES
Canada                                              111,980              94,152
United States                                        13,724               8,237
Other                                                 2,332               4,183
-------------------------------------------------------------------------------
                                                    128,036             106,572
===============================================================================

ROBOTICS DIVISION OF SPAR AEROSPACE LIMITED
AND SPAR OPERATIONS & ENGINEERING CORPORATION
[a wholly-owned subsidiary of Spar Aerospace Limited]

                     NOTES TO COMBINED FINANCIAL STATEMENTS
               [Tabular amounts in thousands of Canadian dollars]

December 31, 1998 and 1997


13. STATEMENTS OF CASH FLOWS

The net change in non-cash working capital balances related to operations consists of the following:

                                                                1998              1997
                                                                 $                 $
--------------------------------------------------------------------------------------
Accounts receivable                                          (13,994)            5,912
Work-in-process                                                 (178)              (58)
Prepaid expenses                                                  40                 6
Accounts payable                                               6,437              (516)
Accrued liabilities                                             (917)            2,687
Customer advance payments and unearned revenue                17,267              (301)
Warranty provision and other                                   1,758            (1,200)
--------------------------------------------------------------------------------------
                                                              10,413             6,530
======================================================================================

14. SUBSEQUENT EVENTS

Pursuant to an asset purchase agreement dated March 18, 1999, MacDonald, Dettwiler and Associates Ltd. ["MDA"] closed the purchase from Spar Aerospace Limited on May 7, 1999, of the Division as described in note 1[b] for total proceeds of approximately $63.0 million subject to post closing adjustments based on net asset balances.

Effective January 29, 1999, EMS Technologies, Inc. "EMS" purchased the Space Systems and Products Division of Spar Aerospace Limited. In connection with this agreement, EMS agreed to provide engineering services for certain contracts held by the Division at cost plus a 5% mark-up for general and administrative costs plus a 4% to 12% fee.

EMS and MDA have also agreed to share the costs, 2/3 and 1/3 respectively, required to complete the implementation of the Enterprise Resource Planning system being implemented by the Division and EMS.

15.  YEAR 2000 ISSUE [UNAUDITED]

The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Division's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

Based on a recent assessment, the Division determined that it will be required to modify or replace significant portions of its software so that its computer systems will function properly with respect to dates in the year 2000 and thereafter. The Division presently believes that with modifications to existing software and conversions to new software, the Year 2000 Issue will not pose

ROBOTICS DIVISION OF SPAR AEROSPACE LIMITED
AND SPAR OPERATIONS & ENGINEERING CORPORATION
[a wholly-owned subsidiary of Spar Aerospace Limited]

                     NOTES TO COMBINED FINANCIAL STATEMENTS
               [Tabular amounts in thousands of Canadian dollars]

December 31, 1998 and 1997


significant operational problems for its computer system. However, if such modifications and conversions are not made, or are not completed timely, the Year 2000 Issue could have a material impact on the operations of the Division. The Division has initiated formal communications with all of its significant suppliers and large customers to determine the extent to which the Division's interface systems are vulnerable to those third parties' failure to remediate their own Year 2000 Issues. The Division's total year 2000 project cost and estimates to complete include the estimated costs and time associated with the impact of third party Year 2000 Issues based on presently available information. However, there can be no guarantee that the systems of other companies on which the Division's systems rely will be timely converted and would not have an adverse effect on the Division's systems. The Division has determined it has no exposure to contingencies related to the Year 2000 Issue for the products it has sold.

The Division will utilize both internal and external resources to reprogram, or replace, and test the software for Year 2000 modifications. The Division anticipates completing the Year 2000 project no later than October 1999, which is prior to any anticipated impact on its operating systems. The total cost of the Year 2000 project is estimated at $6.9 million and is being funded through operating cash flows. Of the total project cost, approximately $4.9 million is attributable to the purchase of new software which will be capitalized. The remaining $2.0 million, which will be expensed as incurred, is not expected to have a material effect on the results of operations. To date, the Division has incurred approximately $5.3 million ($1.2 million expensed and $4.1 million capitalized for new systems), related to the assessment of, and preliminary efforts on, its Year 2000 project and the development of a modification plan purchase of new systems and systems modifications.

The costs of the project and the date on which the Division believes it will complete the Year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources, third party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

                          ORBITAL SCIENCES CORPORATION
                         PRO FORMA FINANCIAL INFORMATION

       On May 7, 1999, MacDonald, Dettwiler and Associates Ltd. ("MDA"), a wholly owned subsidiary of Orbital Sciences Corporation ("Orbital"), purchased all the assets, including the stock of certain subsidiaries, and assumed certain liabilities relating to the space robotics business (the "Robotics Division") of Spar Aerospace Inc. ("SPAR") for approximately $43,000,000.

       The following pro forma financial information consists of the unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 1999 and the year ended December 31, 1998 and the unaudited pro forma condensed consolidated balance sheet as of March 31, 1999.

       The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition as if it occurred on March 31, 1999. The Robotics Division's balances as of March 31, 1999 were converted from Canadian dollars to U.S. dollars using the exchange rate on that date of 1.51. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 1999 and for the year ended December 31, 1998 give effect to the acquisition as if it occurred on January 1, 1998. The Robotics Division's results of operations for the three months ended March 31, 1999 and year ended December 31, 1999 were converted from Canadian dollars to U.S. dollars using the average exchange rates during the periods of 1.51 and 1.48, respectively.

       The acquisition will be accounted for as a purchase transaction in accordance with generally accepted accounting principles. Accordingly, the purchase price has been allocated to assets and liabilities acquired from SPAR based on preliminary estimates of their fair values. The final allocation of purchase price will be adjusted during the year following closing of the acquisition as appraisals and other studies are completed.

       The following unaudited pro forma financial information does not purport to represent what Orbital's consolidated financial position or results of operations would actually have been had the acquisition occurred on March 31, 1999 or January 1, 1998 or to project Orbital's consolidated financial position or results of operations for any future date or periods indicated. The unaudited pro forma information should be read in conjunction with the financial statements of Orbital and Robotics Division and the related notes thereto.

       Certain reclassifications have been made to the historical Robotics Division financial information to conform to the presentation of the historical Orbital financial statement presentation.

                          ORBITAL SCIENCES CORPORATION
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1999
                                   (THOUSANDS)

                                                              Historical
                                                           Orbital Sciences     Historical       Pro Forma           Pro Forma
                                                             Corporation     Robotics Division  Adjustments           Results
                                                          -----------------  ----------------- -------------       -------------
                     ASSETS
                     ------
CURRENT ASSETS:
   Cash and cash equivalents                              $       13,856     $            -    $     (10,855)(1)   $      3,001
   Restricted cash and short-term investments, at market           7,387                  -                -              7,387
   Receivables, net                                              278,039             29,894                -            307,933
   Inventories, net                                               66,419                 17                -             66,436
   Deferred income taxes and other assets                         14,412                322                -             14,734
                                                          ---------------    ---------------   --------------      -------------
    TOTAL CURRENT ASSETS                                         380,113             30,233          (10,855)           399,491

PROPERTY, PLANT AND EQUIPMENT, NET                               164,482              5,945                -            170,427

INVESTMENTS IN AND ADVANCES TO AFFILIATES, NET                   253,734               (197)           1,986 (2)        255,523

EXCESS OF PURCHASE PRICE OVER
     NET ASSETS ACQUIRED, NET                                    228,486                  -           52,434 (8)        280,920

DEFERRED INCOME TAXES AND OTHER ASSETS                            29,639                  -                              29,639
                                                          ---------------    ---------------   --------------      -------------

       TOTAL ASSETS                                          $ 1,056,454           $ 35,981         $ 43,565        $ 1,136,000
                                                          ===============    ===============   ==============      =============


    LIABILITIES AND STOCKHOLDERS' EQUITY
    ------------------------------------

CURRENT LIABILITIES:
   Short-term borrowings and current portion of
       long-term obligations                              $       26,098     $            -    $      20,843 (1)   $     46,941
   Accounts payable                                               74,139              6,188                -             80,327
   Accrued expenses                                              103,122              7,457            5,712 (3)        117,086
                                                                                                         795 (4)

   Deferred revenues                                             116,550             19,001                             135,551
                                                          ---------------    ---------------   --------------      -------------
       TOTAL CURRENT LIABILITIES                                 319,909             32,646           27,350            379,905

LONG-TERM OBLIGATIONS, NET OF CURRENT PORTION                    225,091                  -           10,000 (1)        235,091

OTHER LIABILITIES                                                  1,205             12,662              662 (5)         10,755
                                                                                                      (3,774)(6)
                                                          ---------------    ---------------   --------------      -------------
           TOTAL LIABILITIES                                     546,205             45,308           34,238            625,751

NON-CONTROLLING INTERESTS IN
     NET ASSETS OF CONSOLIDATED SUBSIDIARIES                      13,113                  -                -             13,113

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
   Preferred Stock                                                    --                 --                -                 --
   Common Stock                                                      372                  -                -                372
   Additional paid-in capital                                    492,647             (9,327)           9,327 (7)        492,647
   Cumulative translation adjustment                              (6,900)                 -                -             (6,900)
   Retained earnings                                              11,017                  -                -             11,017
                                                          ---------------    ---------------   --------------      -------------
           TOTAL STOCKHOLDERS' EQUITY                            497,136             (9,327)           9,327            497,136
                                                          ---------------    ---------------   --------------      -------------

           TOTAL LIABILITIES AND

                     STOCKHOLDERS' EQUITY                 $    1,056,454     $       35,981    $      43,565       $  1,136,000
                                                          ===============    ===============   ==============      =============


    See Accompanying Notes to the Unaudited Pro Forma Consensed Consolidated
         Financial Information (Pro Forma Adjustments - Balance Sheet)

                          ORBITAL SCIENCES CORPORATION
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 1999
                         (THOUSANDS, EXCEPT SHARE DATA)

                                                         Historical
                                                      Orbital Sciences      Historical           Pro Forma           Pro Forma
                                                        Corporation      Robotics Division      Adjustments           Results
                                                     -----------------   -----------------   -----------------    ----------------
REVENUES                                             $        204,338    $        16,230     $              -     $       220,568

COSTS OF GOODS SOLD                                           158,027             12,644                   79  (2)        170,275
                                                                                                         (475) (3)
                                                     -----------------   ----------------    -----------------    ----------------

GROSS PROFIT                                                   46,311              3,586                  396              50,293

RESEARCH AND DEVELOPMENT EXPENSES                              10,002                287                    -              10,289
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                   29,813              1,532                    -              31,345
AMORTIZATION OF EXCESS OF PURCHASE PRICE OVER
    NET ASSETS ACQUIRED                                         2,860                  -                  437  (1)          3,297
                                                     -----------------   ----------------    -----------------    ----------------

INCOME FROM OPERATIONS                                          3,636              1,767                  (41)              5,362

NET INVESTMENT INCOME (EXPENSE)                                (1,088)                (5)                (617) (4)         (1,710)
EQUITY IN EARNINGS (LOSSES) OF AFFILIATES                     (20,600)                 -                    -             (20,600)
NON-CONTROLLING INTERESTS IN (EARNINGS) LOSSES
    OF CONSOLIDATED SUBSIDIARIES                                3,479                  -                    -               3,479
                                                     -----------------   ----------------    -----------------    ----------------

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES               (14,573)             1,762                 (658)            (13,469)

PROVISION FOR INCOME TAXES                                      1,298                705                 (263) (5)          1,740
                                                     -----------------   ----------------    -----------------    ----------------

NET INCOME (LOSS)                                    $        (15,871)   $         1,057     $           (395)    $       (15,209)
                                                     =================   ================    =================    ================


NET INCOME (LOSS) PER COMMON SHARE                   $          (0.43)                                            $         (0.41)

SHARES USED IN COMPUTING NET INCOME (LOSS)
    PER COMMON SHARE                                       37,138,029                                                  37,138,029
                                                     =================                                            ================



    See Accompanying Notes to the Unaudited Pro Forma Consensed Consolidated Financial Information (Pro Forma Adjustments - Statements of Operations)

                          ORBITAL SCIENCES CORPORATION
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                         (THOUSANDS, EXCEPT SHARE DATA)

                                                       Historical
                                                    Orbital Sciences    Historical        Pro Forma       Pro Forma
                                                      Corporation    Robotics Division  Adjustments        Results
                                                      ------------   ----------------   -----------      ------------
REVENUES                                              $   734,277      $    86,511      $        -       $   820,788

COSTS OF GOODS SOLD                                       546,721           69,278             314 (7)       614,417
                                                                                            (1,896)(8)
                                                      ------------     ------------     -----------      ------------

GROSS PROFIT                                              187,556           17,233           1,582           206,371

RESEARCH AND DEVELOPMENT EXPENSES                          44,597            1,297               -            45,894
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES              109,727            6,902               -           116,629
AMORTIZATION OF EXCESS OF PURCHASE PRICE OVER
    NET ASSETS ACQUIRED                                     7,939                -           1,747 (6)         9,686
RESTRUCTURING RECOVERY                                          -           (8,784)          8,784 (7)             -
                                                      ------------     ------------     -----------      ------------

INCOME FROM OPERATIONS                                     25,293           17,818          (8,949)           34,162

NET INVESTMENT INCOME (EXPENSE)                             2,567                5          (2,468)(9)           104
EQUITY IN EARNINGS (LOSSES) OF AFFILIATES                 (45,092)               -               -           (45,092)
NON-CONTROLLING INTERESTS IN (EARNINGS) LOSSES
    OF CONSOLIDATED SUBSIDIARIES                           10,610                -               -            10,610
GAIN ON SALE OF SUBSIDIARY EQUITY                           4,793                                              4,793
                                                      ------------     ------------     -----------      ------------

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES            (1,829)          17,823         (11,417)            4,577

PROVISION FOR INCOME TAXES                                  4,543            3,074            (895)(10)        6,722
                                                      ------------     ------------     -----------      ------------

NET INCOME (LOSS)                                     $    (6,372)     $    14,749      $  (10,522)      $    (2,145)
                                                      ============     ============     ===========      ============



NET INCOME (LOSS) PER COMMON SHARE                    $     (0.18)                                       $     (0.06)

SHARES USED IN COMPUTING NET INCOME (LOSS)
    PER COMMON SHARE                                   35,624,888                                         35,624,888
                                                      ============                                       ============


    See Accompanying Notes to the Unaudited Pro Forma Consensed Consolidated Financial Information (Pro Forma Adjustments - Statements of Operations)

                          ORBITAL SCIENCES CORPORATION
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               (AMOUNTS IN 000'S)

       The acquisition has been accounted for using the purchase method of accounting, and accordingly, the purchase price has been allocated to assets acquired and liabilities assumed from SPAR based on preliminary estimates of their fair value. The final allocation of purchase price will be determined during the year following closing of the acquisition as appraisals and other studies are completed. As a result of the final allocation, a portion of the purchase price may be allocated to other identified tangible and intangible assets and liabilities, which may have estimated useful lives different than the thirty year estimated useful life used for the excess of the purchase price over net assets acquired. Accordingly, actual amortization expense may differ materially from the amounts included in the unaudited pro forma condensed consolidated statements of operations.

PRO FORMA ADJUSTMENTS - BALANCE SHEET

       The following adjustments have been reflected in the March 31, 1999 unaudited pro forma condensed consolidated balance sheet to reflect the impact of the acquisition as if it had closed on March 31, 1999:

1) The purchase price consisted of $20,855 in cash and a one-year note payable to SPAR for $20,843 bearing interest at 8%. The note was recorded as short-term debt. Orbital funded the cash due at closing with $10,855 in cash on hand and $10,000 drawn from the company's primary credit facility, which was recorded as long-term debt.

2) To record the fair value of Robotic's investment in Radarsat International, Ltd.

3) To adjust long-term contract commitments to fair value based on contract values remaining and estimated costs to complete.

4) To accrue for estimated transaction fees, including legal, accounting and investment banking fees paid to third parties.

5) The Robotics Division historically participated in SPAR's defined benefit plans and post-retirement health benefit plan. Subsequent to the acquisition, the Robotics Division will adopt separate plans for its employees, giving credit for length of service under SPAR's prior plans. This adjustment remeasures the projected benefit obligations and fair value of plan assets and records the net liabilities associated with the defined benefit and post-retirement health plans.

6) At March 31, 1999, the Robotics Division had a $12,662 unfavorable lease restructuring reserve on its balance sheet that was initially established in 1996. This adjustment remeasures the unfavorable lease commitment as of March 31, 1999, reducing the balance by $3,744 to its estimated fair value.

7)     To reverse the net deficit of assets over liabilities.

8) To record the excess of purchase price over the estimated fair value of the assets acquired and liabilities assumed.

                          ORBITAL SCIENCES CORPORATION
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               (AMOUNTS IN 000'S)

PRO FORMA ADJUSTMENTS - STATEMENTS OF OPERATIONS

       The following adjustments have been reflected in the unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 1999 to reflect the impact of the acquisition as if it had closed on January 1, 1998:

1) We anticipate that goodwill will be amortized on a straight-line basis over thirty years, however the final amortization period will be determined as appraisals and other studies are completed. This adjustment records three months of amortization expense based on a thirty-year amortization period.

2) This adjustment records three months of amortization for the reduction to the unfavorable lease commitment.

3) The unfavorable long-term contract commitments will be amortized as work is completed on the underlying contracts. This adjustment reduces cost of goods sold for three months of amortization.

4) This adjustment records three months of interest expense using an average borrowing rate of 8% on the $31,562 in total debt incurred to fund the purchase price.

5) To record the income tax expense adjustment associated with the pro forma adjustments using the effective rate for the period.

       The following adjustments have been reflected in the pro forma condensed consolidated statement of operations for the year ended December 31, 1998 to reflect the impact of the acquisition as if it had closed on January 1, 1998:

6) We anticipate that goodwill will be amortized on a straight-line basis over thirty years, however the final amortization period will be determined as appraisals and other studies are completed. This adjustment records twelve months of amortization expense based on a thirty-year amortization period.

7) This adjustment records twelve months of amortization for the reduction to the unfavorable lease commitment. Additionally, during 1998 the Robotics Division recorded a $8,784 recovery of the lease restructuring provision it initially recorded in 1996. Had the acquisition occurred at January 1, 1998, the Company would have remeasured the lease restructuring reserve at that time. Accordingly, the $8,784 recovery would not have been included in income during 1998. The recovery included in income has been reversed for the pro forma condensed consolidated statement of operations for the year ended December 31, 1998.

8) The unfavorable long-term contract commitments will be amortized as work is completed on the underlying contracts. This adjustment reduces cost of goods sold for twelve months of amortization.

9) This adjustment records twelve months of interest expense using an average borrowing rate of 8% on the $31,562 in total debt incurred to fund the purchase price.

                          ORBITAL SCIENCES CORPORATION
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               (AMOUNTS IN 000'S)

10) To record the income tax expense adjustment associated with the pro forma adjustments using the effective tax rate for the period. The effective tax rate calculation excludes the lease restructuring recovery.

The unaudited condensed consolidated pro forma statements of operations for the three months ended March 31, 1999 and year ended December 31, 1998 do not include any pro forma adjustments to reflect potential cost savings achieved by combining duplicative functions at the Robotics Division with MDA or Orbital.

                                  EXHIBIT INDEX

The following exhibits are filed as part of this report.

      Exhibit
        No.                  Description

        23.2   Consent of Ernst & Young, LLP